Exhibit 16                Letter re change in certifying accountants





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June 24, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

                         Technology Service Group, Inc.

     We have read Item 9 "Changes in and Disagreements with Accountants on Accounting and Financial Disclosures" of Technology Service Group, Inc.'s Annual Report on Form 10-K for the fiscal year ended March 29, 1996 and are in agreement with the statements contained therein.



Yours very truly,


PRICE WATERHOUSE LLP

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